EXHIBIT 99.1

Crexendo Announces First Quarter 2025 Results

PHOENIX, AZ / ACCESSWIRE / May 6, 2025 / Crexendo, Inc. (NASDAQ: CXDO), an award-winning software technology company that is a premier provider of cloud communication platform and services, video collaboration and managed IT services tailored to businesses of all sizes, today announced financial results for the first quarter ended March 31, 2025.

First Quarter Financial highlights:

•	Total revenue increased 12% year-over-year to $16.1 million
•	GAAP net income of $1.2 million, or $0.04 per basic and diluted common share.
•	Non-GAAP net income of $2.6 million, or $0.09 per basic common share and $0.08 per diluted common share

Financial Results for the First Quarter of 2025

Total Revenue: Consolidated total revenue for the first quarter of 2025 increased 12%, or $1.8 million, to $16.1 million compared to $14.3 million for the first quarter of 2024.

Service Revenue: Consolidated service revenue for the first quarter of 2025 increased 4%, or $0.4 million, to $8.2 million compared to $7.8 million for the first quarter of 2024.

Software Solutions Revenue: Consolidated software solutions revenue for the first quarter of 2025 increased 33%, or $1.8 million, to $6.9 million compared to $5.1 million for the first quarter of 2024.

Product Revenue: Consolidated product revenue for the first quarter of 2025 decreased 22%, or $0.3 million, to $1.0 million compared to $1.3 million for the first quarter of 2024.

Operating Expenses: Consolidated operating expenses for the first quarter of 2025 increased 8%, or $1.1 million, to $14.9 million compared to $13.8 million for the first quarter of 2024.

Net Income/(Loss): The Company reported net income of $1.2 million for the first quarter of 2025, or $0.04 per basic and diluted common share, compared to net income of $0.4 million, or $0.02 per basic common share and $0.01 per diluted common share for the first quarter of 2024.

Non-GAAP: Non-GAAP net income of $2.6 million for the first quarter of 2025, or $0.09 per basic common share and $0.08 per diluted common share, compared to non-GAAP net income of $1.9 million or $0.07 per basic common share and $0.06 per diluted common share for the first quarter of 2024.

EBITDA and Adjusted EBITDA: EBITDA for the first quarter of 2025 of $1.9 million compared to $1.3 million for the first quarter of 2024. Adjusted EBITDA for the first quarter of 2025 of $2.6 million compared to $2.1 million for the first quarter of 2024.

Cash and Cash Equivalents: Total cash and cash equivalents at March 31, 2025 was $21.2 million compared to $18.2 million at December 31, 2024.

Cash Flow: Cash provided by operating activities for the first quarter of 2025 was $1.2 million compared to cash used in operating activities of $(0.2) million for the first quarter of 2024. Cash provided by financing activities for the first quarter of 2025 was $1.8 million compared to $0.9 million for the first quarter of 2024.

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Management Commentary

“Our exceptional first quarter results for 2025 demonstrate the strength of our strategy, the resilience of our model, and the extraordinary execution of our team,” said Jeff Korn, Crexendo Chief Executive Officer and Chairman of the Board. “We grew total revenue by 12% year-over-year to $16.1 million, fueled by a 33% increase in software solutions revenue. We surpassed 6 million users on our platform during the quarter, with software solutions gross margins expanding to 78%, up 500 basis points from Q1 2024 and 1,000 basis points sequentially. These results underscore the scalability of our model and our disciplined focus on profitable growth."

“Our telecom services segment grew service revenue by 4%, although overall growth was impacted by a 22% decline in product revenue. We are strategically focused on accelerating telecom growth by leveraging our industry-leading customer service, working closely with both dealer partners and our direct sales teams. In addition, our transition to Oracle Cloud Infrastructure (OCI) remains on schedule, which we expect will further improve margins and reduce costs. With our expanding partner ecosystem, continued innovation, and targeted acquisition strategy, I remain highly confident in Crexendo’s ability to deliver significant long-term shareholder value.”

Conference Call

Crexendo management will hold a conference call today, May 6, 2025, at 4:30 PM Eastern time to discuss these results. Company CEO Jeff Korn, CFO Ron Vincent, and President and COO Doug Gaylor will host the call, followed by a question-and-answer period.

Dial-in Numbers:

Domestic Participants: 888-506-0062

International Participants: 973-528-0011

Participant Access Code 758099

Please dial in five minutes prior to the beginning of the call at 4:30 PM Eastern time and reference participant access code 758099 and the Crexendo earnings call. A replay of the call will be available until May 13, 2025, by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 52357.

About Crexendo

Crexendo, Inc. is an award-winning software technology company that is a premier provider of cloud communication platform software and unified communications as a service (UCaaS) offerings, including voice, video, contact center, and managed IT services tailored to businesses of all sizes. Our cloud communications software solutions currently support over six million end users globally, through an extensive network of over 235 cloud communication platform software subscribers and our direct retail offering.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include Crexendo (i) first quarter results for 2025 demonstrate the strength of its strategy, the resilience of its model, and the extraordinary execution of its team; (ii) believing the results underscore the scalability of its model and it’s disciplined focus on profitable growth; (iii)  being strategically focused on accelerating telecom growth by leveraging its industry-leading customer service, working closely with both dealer partners and our direct sales teams; (iv) that its transition to Oracle Cloud Infrastructure remains on schedule with expectation that it will further improve margins and reduce costs; (v) believing its  partner ecosystem will continue to expand and that it will have continued innovation, and a targeted acquisition strategy and (vi) the belief in its ability to deliver significant long-term shareholder value.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2024, quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Company Contact

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

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CREXENDO, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited, in thousands, except par value and share data)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$21,207	$18,193
Trade receivables, net of allowance of $165 and $146, respectively	4,060	4,352
Inventories	576	393
Equipment financing receivables, net of allowance of $31 and $69, respectively	1,138	1,049
Contract costs	2,108	1,931
Prepaid expenses	993	876
Income tax receivable	42	75
Other current assets	25	13
Total current assets	30,149	26,882

Contract assets, net of allowance of $122 and $127, respectively	419	406
Long-term equipment financing receivables, net of allowance of $69 and $157, respectively	2,549	2,397
Property and equipment, net	329	394
Operating lease right-of-use assets	1,334	1,491
Intangible assets, net	19,822	20,528
Goodwill	9,454	9,454
Contract costs, net of current portion	2,894	2,879
Other long-term assets	499	507
Total Assets	$67,449	$64,938

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$861	$1,003
Accrued expenses	6,439	6,992
Finance leases	2	21
Notes payable	475	478
Operating lease liabilities	467	481
Income tax payable	40	40
Contract liabilities	2,833	3,079
Total current liabilities	11,117	12,094

Contract liabilities, net of current portion	205	293
Finance leases, net of current portion	2	2
Notes payable, net of current portion	-	114
Operating lease liabilities, net of current portion	903	1,022
Total liabilities	12,227	13,525

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 28,990,386 shares issued and outstanding as of March 31, 2025 and 27,621,557 shares issued
and outstanding as of December 31, 2024	29	28
Additional paid-in capital	140,639	138,015
Accumulated deficit	(85,619)	(86,790)
Accumulated other comprehensive income	173	160
Total stockholders' equity	55,222	51,413

Total Liabilities and Stockholders' Equity	$67,449	$64,938

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share and share data)

	Three Months Ended March 31,
	2025	2024
Service revenue	$8,182	$7,845
Software solutions revenue	6,868	5,146
Product revenue	1,007	1,295
Total revenue	16,057	14,286

Operating expenses:
Cost of service revenue	3,487	3,109
Cost of software solutions revenue	1,490	1,392
Cost of product revenue	599	730
Selling and marketing	4,289	4,027
General and administrative	3,519	3,296
Research and development	1,523	1,249
Total operating expenses	14,907	13,803

Income/(loss) from operations	1,150	483

Other income/(expense):
Interest income	84	5
Interest expense	(9)	(13)
Other income/(expense), net	(10)	(14)
Total other income/(expense), net	65	(22)

Income/(loss) before income tax	1,215	461

Income tax (provision)/benefit	(44)	(27)

Net income/(loss)	$1,171	$434

Earnings per common share:
Basic	$0.04	$0.02
Diluted	$0.04	$0.01

Weighted-average common shares outstanding:
Basic	28,024,280	26,314,903
Diluted	31,092,775	30,142,100

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$1,171	$434
Adjustments to reconcile net income/(loss) to net cash provided by/(used for) operating activities:
Depreciation and amortization	771	840
Allowance for credit losses	(112)	14
Share-based compensation	726	728
Non-cash operating lease amortization	24	(2)
Changes in assets and liabilities:
Trade receivables	273	(749)
Contract assets	(8)	25
Equipment financing receivables	(115)	(137)
Inventories	(183)	1
Contract costs	(192)	(379)
Prepaid expenses	(117)	(391)
Income tax receivable	33	-
Other assets	(4)	14
Accounts payable and accrued expenses	(695)	(1,099)
Income tax payable	-	27
Contract liabilities	(334)	508
Net cash provided by/(used for) operating activities	1,238	(166)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	-
Net cash provided by/(used for) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on finance leases	(19)	(18)
Repayments made on notes payable	(117)	(112)
Proceeds from exercise of options	1,979	1,049
Taxes paid on the net settlement of stock options and RSUs	(80)	(60)
Net cash provided by/(used for) financing activities	1,763	859
Effect of exchange rate changes on cash	13	1

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	3,014	694

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	18,193	10,347

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	$21,207	$11,041

Supplemental disclosure of cash flow information:
Cash used during the year for:
Income taxes, net	$(10)	$-
Interest expense	$(8)	$(13)

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Use of Non-GAAP Financial Measures

                To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses, changes in fair value of contingent consideration, amortization of intangibles, and goodwill and long-lived asset impairment. We define EBITDA as U.S. GAAP net income/(loss) before interest expense, interest income and other expense/(income), the gain/(loss) on the sale of property and equipment, goodwill and long-lived asset impairments, provision/(benefit) for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

                In our May 6, 2025 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•	while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

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Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income
(Unaudited, in thousands, except for per share and share data)
	Three Months Ended March 31,
	2025	2024
U.S. GAAP net income/(loss)	$1,171	$434
Share-based compensation	726	728
Amortization of intangible assets	706	760
Non-GAAP net income	$2,603	$1,922

Non-GAAP earnings per common share:
Basic	$0.09	$0.07
Diluted	$0.08	$0.06

Weighted-average common shares outstanding:
Basic	28,024,280	26,314,903
Diluted	31,092,775	30,142,100

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